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                                                                    EXHIBIT 2(a)


                           ARTICLES OF INCORPORATION

                                      FOR

                     COORDINATED PHYSICIAN SERVICES, INC.

                                   ARTICLE I

        The name of the corporation is: COORDINATED PHYSICIAN SERVICES, INC. The mailing address of the corporation is: 21311 N.W. 2nd Avenue, North Miami, FL 33169.

                                  ARTICLE II

        The duration of the corporation shall be perpetual. The date and time of the commencement of the corporate existence of the corporation shall be upon filing these Articles of Incorporation with the Secretary of State of Florida.


                                  ARTICLE III

        The nature of the business and the objects and purposes to be transacted, promoted or carried on by the corporation are to engage in any lawful act, activity or business for which corporations may be organized under the laws of the United States of America and of the State of Florida. Additionally, this corporation shall have all of the powers vested in a corporation organized under and existing by virtue of the laws of the State of Florida.

                                  ARTICLE IV

        The aggregate number of shares which the corporation is authorized to issue and have outstanding at any time is 100,000 common shares. Such 100,000 common shares shall consist of one

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class only having a par value of $.01 per share.

                                   ARTICLE V

        The street address of the initial registered office of the corporation is 21311 N.W. 2nd Avenue, North Miami, FL 33169. The name of the corporation's initial registered agent at said address is THOMAS J. TAULE.

                                  ARTICLE VI

        The number of directors constituting the initial Board of Directors shall be one (1). The name and street address of the initial member of the Board of Directors is:

                                THOMAS J. TAULE
                            21311 N.W. 2nd Avenue,
                            North Miami, FL 33169.

        The number of Directors may be increased or diminished from time to time by Bylaws adopted by either the Shareholders or the Directors, but shall never be less than such number as required by the laws of the State of Florida.

                                  ARTICLE VII

        The name and street address of the incorporator is:

                                THOMAS J. TAULE
                            21311 N.W. 2nd Avenue,
                            North Miami, FL 33169.


                                 ARTICLE VIII

        No contract or other transaction between this corporation and one or more of its directors, officers and/or shareholders or any other corporation, firm, association or entity in which one or more of its directors, officers and/or shareholders are directors,

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officers, shareholders or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

         (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

         (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         (c) The contract or transaction is fair and reasonable as the corporation at the time it is authorized by the board, a committee thereof or the shareholders.


                                   ARTICLE IX

         These Articles of Incorporation may be amended in the manner provided by Florida law.

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        IN WITNESS WHEREOF the undersigned has caused these Articles of
Incorporation to be executed at Miami, Florida this 13th day of May, 1998.


                                        /s/  Thomas J. Taule
                                       ------------------------------------
                                       THOMAS J. TAULE, Incorporator and
                                                        Registered Agent

STATE OF FLORIDA  )
                  ) SS:
COUNTY OF DADE    )

        The foregoing Articles of Incorporation were sworn to, subscribed and acknowledged before me this 13th day of May, 1998, THOMAS J. TAULE, Incorporator and Registered Agent, personally known to me.


                                        /s/  David M. Glassberg
                                       ------------------------------------
                                       Notary Public, State of Florida

My Commission Expires:

                                                     [SEAL]


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                         ACCEPTANCE OF REGISTERED AGENT



        Having been designated registered agent for COORDINATED PHYSICIAN SERVICES, INC., a corporation to be organized under the laws of the State of Florida, the undersigned hereby accepts such appointment and the obligations of that position and represents that the undersigned is familiar with the obligations of that position.

        IN WITNESS WHEREOF, the undersigned has executed this Acceptance this 13th day of May, 1998.


                                        /s/  Thomas J. Taule
                                       --------------------------------------
                                       THOMAS J. TAULE, Registered Agent


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